UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2022

DIAMONDBACK ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

DE	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas Suite 1200 Midland, TX	79701
(Address of principal executive offices)	(Zip code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FANG	The Nasdaq Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of a Material Definitive Agreement.

Diamondback Energy, Inc., a Delaware corporation (the “Company”), previously announced (i) the delivery of the notice of conditional redemption of the principal amount of $500 million of the Company’s 4.750% Senior Notes due 2025 (the “2025 Notes”), which constitutes all of the outstanding 2025 Notes, and (ii) the delivery of the notice of conditional redemption of the principal amount of $1.000 billion of the Company’s 2.875% Senior Notes due 2024 (the “2024 Notes”), which constitutes all of the outstanding 2024 Notes. The redemption of the 2024 Notes (the “2024 Notes Redemption”) and the redemption of the 2025 Notes (the “2025 Notes Redemption”) were each conditioned upon the Company’s consummation of the Company’s previously announced offering of its 4.250% Senior Notes due 2052, which was completed on March 17, 2022 (the “2052 Notes Offering”) and the Company’s receipt of net cash proceeds from the 2052 Notes Offering in an amount, combined with cash on hand, sufficient in the Company’s opinion to (i) redeem the 2025 Notes in full, (ii) redeem the 2024 Notes in full and (iii) fund all fees and expenses associated with the 2024 Notes Redemption, the 2025 Notes Redemption and the 2052 Notes Offering, all on terms and conditions acceptable to the Company in its sole and absolute discretion. The condition described in the preceding sentence has been subsequently satisfied.

On March 18, 2022 (the “2025 Notes Redemption Date”), approximately $540 million, the redemption price for the 2025 Notes (the “2025 Notes Redemption Payment”), was paid to holders of the 2025 Notes. As of the 2025 Notes Redemption Date, there were no 2025 Notes outstanding under that certain Indenture, dated as of December 5, 2019 (the “Base Indenture”), as supplemented and modified by the Second Supplemental Indenture, dated as of May 26, 2020, and the Fourth Supplemental Indenture, dated as of June 30, 2021 (the Base Indenture, as so supplemented, the “2025 Notes Indenture”), and the Company and Diamondback E&P LLC, as guarantor (“Diamondback E&P”), had no further obligations with respect to the 2025 Notes under the 2025 Notes Indenture. The 2025 Notes, which bore interest at 4.750% per year, were scheduled to mature on May 31, 2025. The Company funded the 2025 Notes Redemption Payment with the net proceeds from the 2052 Notes Offering.

On March 23, 2022 (the “2024 Notes Redemption Date”), approximately $1.023 billion, the redemption price for the 2024 Notes (the “2024 Notes Redemption Payment”), was paid to holders of the 2024 Notes. As of the 2024 Notes Redemption Date, there were no 2024 Notes outstanding under the Base Indenture, as supplemented and modified by the First Supplemental Indenture, dated as of December 5, 2019, and the Fourth Supplemental Indenture, dated as of June 30, 2021 (the Base Indenture, as so supplemented, the “2024 Notes Indenture”), and the Company and Diamondback E&P, as guarantor, had no further obligations with respect to the 2024 Notes under the 2024 Notes Indenture. The 2024 Notes, which bore interest at 2.875% per year, were scheduled to mature on December 1, 2024. The Company funded the 2024 Notes Redemption Payment with the net proceeds from the 2052 Notes Offering, together with cash on hand.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	March 24, 2022
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Executive Vice President and Chief Accounting Officer